UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November [15], 2010
Date of Report (date of earliest event reported)

HANMI FINANCIAL CORPORATION
(exact names of registrant as specified in its charter)

Commission File Number
000-30421

Delaware	95-4788120
(state or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California 90010
(Address of principal executive offices, including zip code)
(213) 382-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
     On November 15, 2010, Hanmi Financial Corporation (the “Company”) received a waiver from Woori Finance Holdings Co. Ltd. (“Woori”) with respect to the exclusivity provisions of the Securities Purchase Agreement, dated May 25, 2010, by and between the Company and Woori, as amended by Amendment No. 1 to Securities Purchase Agreement, dated September 30, 2010 (as amended, the “Purchase Agreement”). This waiver allows Hanmi to pursue, if needed, further fundraising efforts and/or alternative proposals to acquire control of the Company. Woori waived its rights and the Company’s obligations under Section 5.1 (Non-Solicitation), Section 5.4 (Restriction on Sale and Purchase) and Section 7.2 (Termination Fee) of the Purchase Agreement. Although the Outside Date in the Agreement is November 15, 2010, the agreement remains effective and the parties are currently negotiating the terms of a potential amendment while Woori is seeking regulatory approvals. However, no assurances can be given as to whether the parties will reach an agreement on such an amendment or what the terms of such an amendment may be, or that the necessary regulatory approvals will be granted or, if granted, within what time frame or with which conditions such regulatory approvals will be granted.
     This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Any forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in this Current Report on Form 8-K, as well as in the Company’s other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION (Registrant)
Date: November [16], 2010	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

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